UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    June 19, 2009

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860
[Missing Graphic Reference]
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Registrant”), in connection with the item set forth below.

Item 8.01    Other Events.

On June 23, 2009, the Registrant issued a press release announcing the termination of an agreement with a customer.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On June 19, 2009, the Registrant received notification from New Castle Corp. (d/b/a the Excalibur Hotel and Casino) that New Castle Corp. was exercising its rights pursuant to Section 1 of Exhibit A of the Master Software Licensing Agreement (the “Agreement”) by and between the Registrant and New Castle Corp., to terminate the Agreement since the field trial for the PokerPro system lasted more than four months. PokerPro received final approval by the Nevada Gaming Commission and exited the field trial on March 19, 2009.

Pursuant to this notification, New Castle will discontinue use of the PokerPro systems effective July 5, 2009.

The Registrant does not expect the termination of this Agreement to have a material impact on its revenues or results of operations.

The information contained in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for  purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release, dated June 23, 2009, announcing the termination of an agreement with a customer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKERTEK, INC.

Date: June 23, 2009	By:	/s/ Mark D. Roberson
Mark D. Roberson, Acting Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, dated June 23, 2009, announcing the termination of an agreement with a customer.